Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130881) of Viacom Inc. of our report dated June 25, 2014, relating to the Financial Statements of the Viacom 401(k) Plan, which appears in this Form 11-K.

/s/ Samet & Company PC

Chestnut Hill, Massachusetts

June 25, 2014